Exhibit 10.4

OPTION AGREEMENT

This OPTION AGREEMENT (“Agreement”) is made as of the 8th day of June, 2016, by and between TCA GLOBAL CREDIT MASTER FUND, LP (“Seller”) and OLD MAIN CAPITAL, LLC (“Buyer”).

W I T N E S S E T H:

WHEREAS, Growlife, Inc., a Delaware corporation (the “Borrower”) is indebted to Seller pursuant to the terms of that certain Securities Purchase Agreement dated as of April 30, 2015, but made effective as of July 9, 2015 (the “Original Purchase Agreement”), as supplemented by that certain Securities Purchase Agreement dated as of April 30, 2015, but made effective as of August 6, 2015 (the “Supplemental Purchase Agreement”), together with Amended and Restated Securities Purchase Agreement dated as of October 27, 2015 (the “Restated Purchase Agreement”), as further modified by First Amendment to Amended and Restated Securities Purchase Agreement dated as of April _____, 2016 (the “First Amendment”) (the Original Purchase Agreement, the Supplemental Purchase Agreement, the Restated Purchase Agreement, as amended by the First Amendment, together with any other amendments, renewals, substitutions, supplements, replacements, or modifications from time to time, collectively referred to as the “Purchase Agreement”)(the indebtedness arising under the Purchase Agreement hereinafter referred to as the “Debt”); and

WHEREAS, Seller desires to grant Buyer the right to purchase a portion of the Debt under the terms of a Debt Purchase Agreement (the “DPA”) between the Seller and the Buyer to be entered into simultaneously herewith;

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Seller, the parties each intending to be legally bound hereby do agree as follows, to-wit:

1. Preamble. The recitations set forth in the preamble of this Agreement are true and correct and incorporated herein by this reference.

2. Option Right. Seller hereby grants to Buyer the option and right to purchase up to $1,400,000 of the Debt in accordance with the terms of the DPA, and the terms set forth in this Agreement (the “Option”). The Option shall be and continue in effect from the date of the execution of this Agreement, until 5:00 P.M. EST, on June 8, 2016 (the “Option Period”). Buyer may exercise the Option by delivering to Seller, prior to the end of the Option Period, a written notice advising Seller that Buyer exercises the Option.

3. Monthly Option Fee. In consideration for Seller’s granting of the Option to Buyer as herein set forth, Buyer shall pay to Seller three (3) option payments (each, an “Option Payment”), each Option Payment in the sum of Fifty Thousand and No/100 Dollars ($50,000.00), the first Option Payment being due and payable upon execution of this Agreement, the second Option Payment being due thirty (30) days after the execution of this Agreement, and the third Option Payment being due sixty (60) days after the execution of this Agreement. Buyer’s rights to purchase any of the Debt in accordance with the DPA are conditioned upon Buyer timely making all three (3) Option Payments. If Buyer fails to timely make any of the Option Payments, this Agreement and the DPA shall terminate and be of no further force or effect, and any Option Payments paid, if any, shall be non-refundable.

4. Time is of the Essence. For purposes herein, the parties agree that time shall be of the essence of this Agreement. In the event any date on which performance hereunder is due shall occur on a Saturday, Sunday or local or national holiday, such date shall be extended to the next business day thereafter occurring.

5. Captions and Paragraph Headings. Captions and paragraph headings contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement, nor the intent of any provision hereof.

6. No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing, signed by the party against whom it is asserted and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

7. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement is not assignable, by either party, without the prior written consent of the other.

8. Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Nevada (notwithstanding conflict of laws provisions of the State of Nevada).

9. Modification. This Agreement shall not be modified (and no purported modification thereof shall be effective) unless in writing and signed by the party to be charged.

10. Entire Agreement. This Agreement, together with the DPA and the documents delivered pursuant hereto and thereto, sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained.

11. Invalid Provisions. If any one of the provisions contained in this Agreement, for any reason, shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if invalid, illegal or unenforceable provision had never been contained herein.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

TCA GLOBAL CREDIT MASTER FUND, LP

By:            TCA Global Credit Fund GP, Ltd.
Its:            General Partner

By:            /s/ Robert Press
  Robert Press, Director

Date; June 8, 2016

OLD MAIN CAPITAL, LLC

By: /s/ Adam Long
Name: Adam Long
Title: President

Date; June 8, 2016

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